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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Allied Products Corporation registration statement on Form S-8 (File No. 33-60058) of our report, dated April 15, 1999, on our audits of the consolidated financial statements and financial statement schedule of Allied Products Corporation and consolidated subsidiaries as of December 31, 1998 and 1997 and for the three years in the period December 31, 1998, which report is included in the 1998 Annual Report of Form 10-K.

                                             PricewaterhouseCoopers LLP

Chicago, Illinois
February 21, 2000

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